Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Money Market Trust

We consent to the use of our report dated October 17, 2017 with respect to the financial statements of Western Asset U.S. Treasury Reserves, our report dated October 18, 2017 with respect to the financial statements of Western Asset Government Reserves, our reports dated October 19, 2017 with respect to the financial statements of Western Asset New York Tax Free Money Market Fund and Western Asset Prime Obligations Money Market Fund, and our report dated October 20, 2017 with respect to the financial statements of Western Asset Tax Free Reserves, each a series of the Legg Mason Partners Money Market Trust, as of August 31, 2017, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

December 15, 2017